Exhibit 23.2

KPMG LLP
Suite 900
8350 Broad Street
McLean, VA 22102

Consent of Independent Registered Public Accounting Firm

We consent to the use of (i) our reports dated February 28, 2024, with respect to the consolidated financial statements of Host Hotels and Resorts, Inc. and the effectiveness of internal control over financial reporting, and (ii) our report dated February 28, 2024, with respect to the consolidated financial statements of Host Hotels and Resorts, L.P., incorporated herein by reference.

/s/ KPMG LLP

McLean, Virginia
May 16, 2024